UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Sajan, Inc.

(Name of Registrant as Specified in its Charter)

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EXPLANATORY NOTE

Set forth below are copies of communications first published, sent or given by Sajan, Inc. on April 26, 2017.

Sajan enters into agreement to be acquired by AMPLEXOR-Things you need to know

To: Sajan Management

From: Shannon Zimmerman, CEO

April 26, 2017

Welcome to a new and exciting chapter for Sajan! Careful thought and consideration has gone into transforming our company to be a better place both for Sajan Staff, our Customers and Shareholders. This strategic decision will result in an even more fierce market competitor and will enable us to provide a dramatically broader, more robust solution to our customers.

Questions will arise. These may originate from within the company or may be from our customers or vendor partners. Consistent and accurate answers are very important. This document is meant to provide the most important information to our global staff. I ask that you study these carefully so you can respond appropriately if asked by someone outside the company, such as a customer or vendor partner.

If you have questions which are not addressed in this summary document, please contact your Manager, HR or myself.

Our vision and objectives have never changed, this merger gives us the ability to leap ahead in that process. Your support is greatly appreciated!

Shannon

Facts related to the merger agreement

•	Sajan has entered into an agreement to be acquired by European headquartered AMPLEXOR.
•	The acquisition will not be effective until our shareholders vote to approve the transaction and certain other conditions are fulfilled. This is expected to be completed sometime in July.
•	We remain an independent public company until the transaction is completed.
•	AMPLEXOR provides language translation solutions and offers Enterprise Content Management (ECM), Digital Experience Management (DXM) and various other technology solutions. Except for the Life Sciences sector, AMPLEXOR’s customer base is heavily concentrated in Europe
•	Sajan will no longer be a publicly-traded company following this acquisition.
•	AMPLEXOR has approximate annual revenue of $150M (without Sajan)
•	The union of our companies will result in a Solution Provider that operates in all major geographies, has substantially greater scale and scalability, has a broader overall solution and was conceived with like minds to grow dramatically in this market.
•	This transaction has prompted AMPLEXOR to restructure its organization and the result will be the formation of a dedicated division titled, Global Content Solutions (GCS), of which Sajan will be a significant component. Shannon Zimmerman will become the Executive Vice President of GCS and will report directly to Mark Evenepoel, the CEO of AMPLEXOR.

What will this mean for Sajan staff members?

•	We will become privately held and will no longer be a publicly-traded company.
•	You will be part of a dynamic company with expanded capabilities, which will create numerous new career opportunities and expanded value for our customers.
•	This event results in a company which advances up the list of largest providers.
•	You will have more global resources available to you and to our customers.
•	There will be opportunities to participate in determining how to enable Sajan and all of GCS to operate more effectively.
•	It is important that we all continue to do our jobs of serving customers, and reaching our operational and financial goals.

What will this mean for our customers?

•	Following the closing of the transaction, Sajan will have an immediate improved ability to provide support globally to our customers.
•	Our ability to scale for large opportunities or large customers will be improved.
•	Sajan is fortified in the elite class of highly-capable and innovative Global Content Solution Providers with an offering that expands from content technologies, content translation, digital experience management, interpretation and much more.
•	This will NOT be just a larger language translation company, but a robust global content solution provider that can meet expanded enterprise needs.
•	The intimate ‘customer experience’ that our customers have come to love remains but will be enhanced with the above benefits.

What will this mean for the market as a whole?

•	This union blends a strong European/Asian provider with a strong U.S. provider. Therefore, Sajan will be able to immediately compete in ways we otherwise could not.
•	The breadth of the solution will be very innovative and unique.
•	The size of the resulting company will move us up into the Top 10 globally.
•	The culture of both organizations will be one of innovation.
•	This merger gives many buyers a strong reason to seriously consider using GCS for their language translation and other content and technology needs.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the transaction, Sajan expects to file with the Securities Exchange Commission (the “SEC”), and mail to shareholders, a proxy statement on Schedule 14A inviting shareholders to a special meeting to, among other things, consider and vote on a proposal to adopt the merger agreement and approve the merger.  Shareholders are urged to carefully read these materials (and any amendments or supplements) and any other relevant documents that Sajan files with the SEC when they become available because they will contain important information.  These materials will be made available free of charge on Sajan’s website at www.sajan.com/company/investor-relations/ when available.  In addition, all of these materials (and all other materials filed by Sajan with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  Shareholders may also obtain free copies of the documents filed by Sajan with the SEC by contacting Sajan’s Corporate Secretary, Thomas P. Skiba, by mail at Sajan, Inc., 625 Whitetail Boulevard, River Falls, Wisconsin 54022 or by phone at (715) 426-9505.

This communication is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Sajan. Sajan and its directors, executive officers and certain other members of management and employees may be deemed participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding Sajan’s directors and executive officers is set forth in Sajan’s proxy statement on Schedule 14A filed with the SEC on April 27, 2016. Information regarding other persons, who may, under the rules of the SEC, be considered participants in the solicitation of Sajan’s shareholders in connection with the proposed merger will be set forth in the proxy statement for Sajan’s special meeting of shareholders. Additional information regarding these individuals and Sajan’s directors and officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

About AMPLEXOR

•	AMPLEXOR International, headquartered in Luxembourg, is a leading digital solution provider offering global compliance, digital experience and content solutions.
•	Continuously growing since its foundation in 1987 and today with a presence in over 23 countries, AMPLEXOR helps customers across key industries, such as Life Sciences, Manufacturing, Energy & Environment, the Public Sector and Defense, Aerospace & Transport achieve process efficiency, increase revenue generation, reduce time-to-market and ensure quality and compliance.
•	AMPLEXOR’s turnkey solutions support core industry processes, and include software technology, consulting, system integration, and language and content management services.
•	For more information, visit http://www.AMPLEXOR.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction with AMPLEXOR. The timing of the closing of the transaction, the expected impact of the transaction on Sajan’s business, and Sajan’s plans. Sajan intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Sajan, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions; uncertainties as to the timing of the merger; uncertainties as to whether AMPLEXOR will be able to consummate the merger; uncertainties as to whether Sajan’s shareholders will provide the requisite approval for the merger; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the merger will not be satisfied; the possibility that Sajan’s shareholders will file lawsuits challenging the merger; the diversion of Sajan’s management time and attention to issues relating to the merger; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or business partners) occurring prior to completion of the merger or if the merger is not completed; the difficulty retaining certain key employees of Sajan as a result of the announcement of the merger; the possibility that costs, fees, expenses or charges Sajan incurs in connection with the merger are greater than expected; the possibility that the merger agreement may be terminated in circumstances that require Sajan to pay a termination fee to AMPLEXOR related to the merger; and changes in the economic and financial conditions of the businesses of Sajan and AMPLEXOR; and those risks and uncertainties discussed in Sajan’s Annual Report on Form 10-K for the year ended December 31, 2016 and under the heading “Risk Factors,” as updated from time to time by Sajan’s Quarterly Reports on Form 10-Q and other documents subsequently filed with the SEC. Except as may be expressly required by law, Sajan undertakes no obligation to update any forward-looking statements, which speak only as of the date of this communication. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.